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                                                                   EXHIBIT 10.9

                        CONDITIONAL GUARANTY OF PAYMENT

         THIS GUARANTY is made as of the 29th day of November, 1999 by INTELLIGENT SYSTEMS CORPORATION, INC. ("Guarantor") in favor of each holder of a Class 7 Allowed Claim whose name is listed in Exhibit 1.03 to that certain First Amendment to Amended and Restated Plan of Reorganization filed on November 15, 1999 in the Chapter 11 case of In re Humansoft. L.L.C. which is pending in the United States Bankruptcy Court for the Northern District of Georgia, Atlanta Division and is case number 98-77964 ("Class 7 Creditor").

                      ARTICLE I - BACKGROUND AND AGREEMENT

         1.01 Background. Humansoft, L.L.C., debtor in possession, has filed an Amended Plan of Reorganization (the "Plan") in its Chapter 11 bankruptcy case, in which it proposes to pay 24% of all Allowed Claims as defined in section
1.03 of the Plan that are classified in Class 7 of the Plan unless the holder of the such claim is a Non-Certifying Customer, in which event, Humansoft proposes to pay 12% of the Allowed Claim of such claimant (the "Plan Indebtedness"); and provided the Plan is confirmed, Guarantor is willing to execute this Guaranty of Payment in favor of each Class 7 Creditor of Humansoft's performance of its payment obligations under the Plan to Class 7 Creditors. The Plan Indebtedness to each Class 7 Creditor thus depends on its status as a Certifying or Non-Certifying Customer as those terms are defined in the Plan. The Plan Indebtedness Exhibit identifies by name and Allowed Claim amount each Class 7 Creditor as well as the specific amount of Plan Indebtedness that will be owed to such Class 7 Creditor if the Plan is confirmed and if the Class 7 Creditor is a Certifying or a Non-Certifying Creditor.

         1.02 Statement of Agreement. For and in consideration of the sum of $10.00 and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Guarantor, Guarantor does hereby make the following guarantees to and agreements with each Class 7 Creditor if and only if the Plan is confirmed. If the Plan is not confirmed, then this Guaranty shall be null and void and of no force or effect.

                            ARTICLE II - GUARANTEES

         2.01 Guaranty of Payment. Guarantor does hereby conditionally guarantee to each Class 7 Creditor the full and prompt payment of the Plan Indebtedness to it (if applicable, either as a Certifying Customer or a Non-Certifying Customer, but not both) when due, without acceleration, with such interest as may accrue thereon under the Plan, provided the Plan is confirmed. In the event that Humansoft fails to make an installment payment by the date set forth in the Plan, Guarantor, upon demand, will make such payment, without acceleration.

                    ARTICLE III - AGREEMENTS AND WARRANTIES

         3.01 Consents. Guarantor hereby consents and agrees that a Class 7 Creditor may at any time, and from time to time, without notice to or further consent from Guarantor, either with or without consideration: extend the time for payment of the Plan Class 7 indebtedness.


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         3.02 Waiver of Defenses. Guarantor hereby waives and agrees not to assert or take advantage of any defense based upon: (a) any incapacity, lack of authority, death or disability of Guarantor or any other person or entity; (b) any failure of a Class 7 Creditor to commence an action against Humansoft; (c) any lack of acceptance or notice of acceptance of this Guaranty by a Class 7 Creditor; and (d) any lack of presentment, demand, protest, or notice of demand, protest, dishonor or nonpayment with respect to the Class 7 Plan indebtedness;

         3.03 Liability of Guarantor. This is a guaranty of payment and not of collection. The liability of Guarantor under this Guaranty shall be direct and immediate and not conditional or contingent upon the pursuit of any remedies against Humansoft. Guarantor waives any right to require that an action be brought against Humansoft

         3.04 Warranties. Guarantor warrants and represents (a) that the execution and delivery of this Guaranty do not violate or constitute a breach of any agreement to which Guarantor is a party or any applicable laws, and (b) that there is no litigation, claim, action or proceeding, pending or threatened against Guarantor which would adversely affect the financial condition of Guarantor or the ability of Guarantor to fulfill all obligations of Guarantor hereunder.

                        ARTICLE IV - GENERAL CONDITIONS

         4.01 Service of Process. Guarantor hereby (a) submits to personal jurisdiction in the State of Georgia for the enforcement of this Guaranty, and
(b) waives any and all rights under the law of any state to object to jurisdiction within the State of Georgia for the purposes of litigation to enforce this Guaranty. In the event that such litigation is commenced, Guarantor agrees that service of process may be made and personal jurisdiction over Guarantor obtained, by the serving of a copy of the summons and complaint upon Guarantor's appointed agent for service of process in the State of Georgia, whose name and address is as follows:

         BONNIE L. HERRON
         4355 SHACKLEFORD ROAD
         NORCROSS, GA 30093

with a copy to:

         J. Michael Levengood
         Long Aldridge & Norman, LLP
         Suite 5300, 303 Peachtree Street
         Atlanta, GA 30308

         4.02 Communications. Unless and except as otherwise specifically provided herein, any and all notices, elections, approvals, consents, demands, requests and responses thereto ("Communications") permitted or required to be given under this Guaranty shall be in writing, signed by or on behalf of the party giving the same, and shall be deemed to have been properly given and shall be effective upon the earlier of receipt thereof or deposit thereof in the United States mail, postage prepaid, certified with return receipt requested, to the other party at the address of such other party set forth hereinbelow or at such other address within the continental United States as such other party may designate by notice specifically designated as a notice of


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change of address and given in accordance herewith; provided, however, that the time period in which a response to any Communication must be given shall commence on the date of receipt thereof; and provided further that no notice of change of address shall be effective with respect to Communications sent prior to the time of receipt thereof. Receipt of Communications under this Guaranty shall occur upon actual delivery (whether by mail, telecopy transmission, messenger, courier service, or otherwise) to any person who is Guarantor or an officer of Guarantor at any location where such person may be found, or to an officer, partner, agent or employee of Guarantor, at the address of such party set forth hereinbelow, subject to change as provided hereinabove. An attempted delivery in accordance with the foregoing, acceptance of which is refused or rejected, shall be deemed to be and shall constitute receipt; and an attempted delivery in accordance with the foregoing by mail, messenger, or courier service (whichever is chosen by the sender) which is not completed because of changed address of which no notice was received by the sender in accordance with this provision prior to the sending of the Communication shall also be deemed to be and constitute receipt. Any Communication, if given to a Class 7 Creditor, must be addressed as indicated in the Plan Indebtedness Exhibit, subject to change as provided hereinabove, and, if given to Guarantor, must be addressed as follows, subject to change as provided hereinabove:

         BONNIE L. HERRON
         4355 SHACKLEFORD ROAD
         NORCROSS, GA 30093

with a copy to:

         J. Michael Levengood
         Long Aldridge & Norman, LLP
         Suite 5300, 303 Peachtree Street
         Atlanta, GA 30308

         4.03 Irrevocability and Revival. This Guaranty shall be irrevocable by Guarantor and shall remain in effect until all indebtedness guaranteed hereby has been completely paid.

         4.04 Applicable Law. This Guaranty shall be interpreted, construed and enforced according to the substantive law of the State of Georgia without giving effect to its principles of choice of law or conflicts of law.

         4.05 Miscellaneous. Time is of the essence with respect to all obligations of Guarantor hereunder. The provisions of this Guaranty shall be binding upon Guarantor and the successors and assigns of Guarantor and shall inure to the benefit of the Class 7 Creditors, and their respective heirs, executors, legal representatives, successors, successors-in-title and assigns. This Guaranty is assignable by a Class 7 Creditor as a part of the sale or assignment of such Class 7 Creditor's Allowed Claim, and any assignment hereof by such Class 7 Creditor shall operate to vest in the assignee all rights and powers herein conferred upon and granted to such Class 7 Creditor and so assigned by it. All personal pronouns used herein, whether used in the masculine, feminine or neuter gender, shall include all other genders; and the singular shall include the plural and vice versa. This Guaranty contains the entire agreement between Guarantor and each Class 7 Creditor relating to the guarantying of the Plan Indebtedness by


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Guarantor and supersedes entirely any and all prior written or oral agreements with respect thereto; and Guarantor and each Class 7 Creditor acknowledge that there are no contemporaneous oral agreements with respect to the subject matter hereof.

         IN WITNESS WHEREOF, Guarantor has executed this Guaranty under seal as of the date first above written.

                                            Intelligent Systems Corporation


                                            BY:   /s/
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